SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              December 4, 2001
                     ---------------------------------
                     (Date of earliest event reported)

                              RCN CORPORATION
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)

 Delaware                      0-22825                   22-3498533
-------------------------------------------------------------------------------
 (State of               (Commission File No.)        (IRS Employer
Incorporation)                                       Identification No.)


                            105 Carnegie Center
                      Princeton, New Jersey 08540-6215
-------------------------------------------------------------------------------
        (Address of principal executive offices, including zip code)


                               (609) 734-3700
--------------------------------------------------------------------------------
            (Registrant's telephone number, including area code)


                               Not Applicable
--------------------------------------------------------------------------------
       (Former name or former address, if changed since last report)



Item 5.  Other Events.
         ------------

          On December 4, 2001, the Board of Directors of RCN Corporation (the "Company") authorized and declared a dividend distribution of one right (a "Class A Right") for each share of Class A common stock, par value $1.00 per share, of the Company (the "Class A Common Stock" or "Voting Common Stock") and one right (a "Class B Right" and, together with the Class A Rights, the "Rights") for each share of Class B common stock, par value $1.00 per share, of the Company (the "Class B Common Stock" or "Nonvoting Common Stock" and, together with the Class A Common Stock, the "Common Stock") to stockholders of record at the close of business on December 17, 2001 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series C Junior Participating Preferred Stock, no par value (the "Series C Preferred Stock") at a Purchase Price of $30 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and HSBC Bank USA, a banking corporation and trust company duly organized and validly existing under the laws of the State of New York, as Rights Agent.

          Initially, the Class A Rights will be attached to all Class A Common Stock certificates representing shares then outstanding and the Class B Rights will be attached to all Class B Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Voting Capital Stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders or certain Exempt Persons or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. An "Exempt Person" is (i) any Person, and such Person's affiliates and associates, that is the Beneficial Owner of 15% or more of the shares of Voting Capital Stock, as of December 5, 2001, provided that such Person, together with such Person's affiliates and associates, does not increase its beneficial ownership of the Voting Capital Stock except to the extent such additional securities (a) are acquired pursuant to the exercise of a pre-emptive right or anti-dilution adjustment under the terms of any agreements such Person has entered into with the Company (including, without limitation, the Series B Certificate of Designation) that were in existence as of December 5, 2001, (b) are acquired pursuant to any stock split, stock dividend, recapitalization, reclassification or similar event initiated by the Company, (c) are shares of Series B Preferred Stock issued as payment in kind for dividends with respect to the Series B Preferred Stock (the "Dividend PIK") or Common Stock issued upon the conversion of the Dividend PIK pursuant to the Series B Certificate of Designation as it existed on December 5, 2001, (d) represent an increase in such Person's beneficial ownership of the Voting Capital Stock of one half of one percent (0.5%) or less of the Voting Capital Stock then outstanding in the aggregate until the Expiration Date, or (e) are acquired upon the exercise of any Rights, and (ii) NSTAR Communications, Inc., to the extent that it becomes the beneficial owner of 15% or more of the outstanding Voting Capital Stock as a result of an exchange of NSTAR's equity ownership in RCN-BecoCom, LLC for Voting Capital Stock.

          Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

          The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on December 5, 2011, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

          As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors or with respect to shares of Common Stock which are issued after the Record Date but prior to the Expiration Date upon the conversion of any shares of Series B Preferred Stock, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

          In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise,
(i) Class A Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Class A Right or (ii) Class B Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Class B Right . Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

          For example, at an exercise price of $30 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $60 worth of Common Stock (or other consideration, as noted above) for $30. Assuming that the Common Stock had a per share value of $3 at such time, the holder of each valid Right would be entitled to purchase 20 shares of Common Stock for $30.

          In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

          At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Voting Capital Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

          The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          At any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

          Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

          The Rights Agreement, dated as of December 5, 2001, between the Company and HSBC Bank USA, as Rights Agent, specifying the terms of the Rights is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

(c) Exhibits.

Exhibit No.       Exhibit


         4 Rights Agreement, dated as of December 5, 2001, between RCN Corporation and HSBC Bank USA, which includes as Exhibit B thereto, the Form of Rights Certificates.

         99.01    Press Release, dated December 5, 2001, issued by RCN
                  Corporation.


                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RCN CORPORATION



                                      By: /s/ John J. Jones
                                         --------------------------------------
                                           Name:   John J. Jones
                                           Title:  Executive Vice President
                                                   and General Counsel


Date: December 5, 2001


                             INDEX TO EXHIBITS


      Exhibit No.        Exhibit

           4 Rights Agreement, dated as of December 5, 2001, between RCN Corporation and HSBC Bank USA, which includes as Exhibit B thereto, the Form of Rights Certificates.

         99.01           Press Release, dated December 5, 2001,
                         issued by RCN Corporation.